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                                                                    EXHIBIT 23.1

Independent Auditors' Consent


We consent to the use in this Registration Statement of Safeway Inc. on Form S-4 of our report dated March 5, 1999 on the financial statements of Safeway, Inc. appearing in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 2, 1999 and included in this Registration Statement. We also consent to the reference to us under the heading "EXPERTS" in the Prospectus, which is a part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
---------------------------------

San Francisco, California
August 4, 1999